Registration Statement No. 333-217200

Filed Pursuant to Rule 433

$SPX versus @NYSE FANG+™ Index Year to Date on 08/31/2018. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+™ Index: 01/01/2018 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+™ Index Year to Date on 08/31/2018. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+™ Index: 01/01/2018 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index Year to Date on 08/31/2018. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+ Index 01/01/2018 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index Year to Date on 08/31/2018. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index 01/01/2018 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index 01/01/2018 - 08/31/2018 $FNGU $FNGD $TQQQ $SQQQ Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+™ Index Year over Year. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+™ Index: 08/31/2017 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+™ Index Year over Year. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+™ Index: 08/31/2017 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index Year over Year. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index 08/31/2017 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index Year over Year. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index 08/31/2017 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index 08/31/2017 - 08/31/2018 $FNGU $FNGD $TQQQ $SQQQ Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+™ Index Year to Date 60 Day Volatility on 08/31/2018. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+™ Index 60 Day Volatility : 01/01/2018 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index 60 Day Volatility Year to Date on 08/31/2018. $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index 60 Day Volatility: 01/01/2018 - 08/31/2018 $FNGU $FNGD $FNGO $FNGZ $GNAF Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+™ Index 60 Day Volatility: 01/01/2018 - 08/31/2018 $FNGU $FNGD $TQQQ $SQQQ Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC about the offering to which this free writing prospectus relates. Before you invest, you should read those documents and the other documents relating to this offering that the Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at w w w .sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering w ill arange to send you the pricing supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-368-5412 Realized volatility is the daily standard deviation of log returns of an underlying asset, indent, instrument , security, or ETF, over a defined period, with an assumed mean of zero, no degrees of freedom, and a constant 252-day annualization factor